SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8K

                    Pursuant to Section 13 or 15(d) of

                  THE SECURITIES EXCHANGE ACT OF 1934

                    Date of Report: February 8, 1994


                          RALSTON PURINA COMPANY
     -----------------------------------------------------------
          (Exact name of registrant as specified in its charter)

      MISSOURI               1-4582           43-0470580
    ------------------------------------------------------------
 (State or Other            (Commission      (IRS Employer
(Jurisdiction of           File Number)       Identification
Incorporation)                                   Number)

            CHECKERBOARD SQUARE, ST. LOUIS MISSOURI   63164
       ----------------------------------------------------------

        (Address of principal executive offices)       (Zip Code)

                              (314) 982-1000
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           (Registrant's telephone number, including area code)
PAGE 2


Item 5.  Other Events

On February 3, 1994, the Registrant issued the following press release:

"St. Louis, Missouri, February 3, 1994 . . . At its Annual
Meeting of Shareholders today, Ralston Purina for the first time disclosed operating profit for its two most profitable businesses
- -- batteries and pet foods.

Ralston Chairman and Chief Executive Officer William P. Stiritz reported Fiscal 1993 operating profit for domestic pet foods at approximately $310 million. Eveready Battery Company operating profit in Fiscal 1993 was approximately $250 million.

"Since being acquired in 1986, Eveready Battery Company's contributions to earnings and shareholder value continue to grow," Stiritz said. "Pet food and Eveready contribute the lion's share of profits. Those contributions would increase with the completion of the proposed spin-off of Ralcorp Holdings, Inc., so it makes sense to report pet food and Eveready performance separately and in greater detail."

Stiritz said Ralston's hallmark throughout its first century has been the ability to adapt and evolve -- attributes it must continue to master in today's challenging business environment.

Also, at the meeting today Ralston's Chairman reported that Ralston Purina Group earnings per primary share were $1.27 versus pro forma earnings per share of $1.20 for the same period last year. At its meeting today Ralston's Board of Directors declared a quarterly dividend of $.30 per share on the Ralston-Ralston Purina Group Common stock, payable on March 11, 1994, to shareholders of record at the close of business on February 14, 1994. Stiritz said the proposed spin off company, Ralcorp, constitutes a significant part of Ralston Purina Group's cash flow, which would reduce Ralston's ability to pay dividend increases in the near term. Stiritz also said that its Continental Baking Group reported a loss of $.01 per primary share compared to pro form earnings per share of $.08 in the 1st quarter of last year. Results declined based on lower volume and unfavorable product mix. Based on the negative 1st quarter results, the Board felt it was prudent to eliminate Continental Baking Group's dividend.
Page 3


In other business at the Annual Meeting, Ralston shareholders elected three directors to serve three year terms expiring in January 1997. All three are currently serving as directors.
They are:

     - John H. Biggs, Chairman and Chief Executive Officer,
Teachers Insurance and Annuity Association-College Retirement
Equities Fund;

     - David C. Farrell, Chairman of the Board and Chief
Executive Officer, The May Department Stores Company;

     - William P. Stiritz, Chairman of the Board, Chief Executive
Officer and President, Ralston Purina Company.

Shareholders also ratified the appointment of Price Waterhouse as independent accountants for the Company for the fiscal year ending September 30, 1994."

SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                              RALSTON PURINA COMPANY

                              By
                                   ----------------------
                                    James R. Elsesser
                                     Vice President and Chief
                                     Financial Officer

Date:  February 8, 1994